Exhibit 10.1

sponsor Membership Interest Purchase Agreement

This Membership Interest Purchase Agreement (this “Agreement”), dated as of September 29, 2023 is entered into between Porche Capital Ltd, a Republic of Ireland Company (the “Buyer”), Anthony Porcheron (“Principal”), Atlantic Coastal Acquisition Corp., a Delaware corporation and a special purpose acquisition company (the “SPAC”), Atlantic Coastal Acquisition Management LLC, a Delaware limited liability company (the “Sponsor”), and Shahraab Ahmad, solely in his role as managing member of the Sponsor (the “Seller”) .

Unless otherwise stated herein, capitalized terms used in this Agreement shall have the meanings ascribed to them in the prospectus dated March 3, 2021 (relating to the registration statement on Form S-1 (Registration No. 333-2533003) of the SPAC) and filed with Securities and Exchange Commission (the “SEC”) on March 5, 2021 (the “Prospectus”).

Recitals

WHEREAS, the SPAC, a Delaware corporation incorporated on December 7, 2020, consummated an initial public offering of its units (“IPO”) on March 8, 2021, generating gross proceeds of $345,000,000; and

WHEREAS, the Class A common stock (“Class A Common Stock”), warrants and units of the SPAC are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbols “ACAH”, “ACAHW” and “ACAHU” respectively; and

WHEREAS, Sponsor is the sponsor of the SPAC, and as of the date hereof, holds 6,066,667 private placement warrants to purchase Class A Common stock of the SPAC (the “Private Placement Warrants”), 8,119,759 shares of Class A Common Stock (which were converted from Class B common stock and have more limited rights as disclosed in the SPAC’s SEC Filings (as defined below), and excludes the Assigned Interests (as defined below)) and one (1) share of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”, and collectively with the Private Placement Warrants, the “Sponsor SPAC Securities”);

WHEREAS, at a special meeting of the stockholders of the SPAC on September 8, 2023 (the “Special Meeting”), the stockholders approved an amendment to the second amended and restated certificate of incorporation of the SPAC (the “Charter Amendment”) extending the date by which the SPAC must complete its initial business combination (the “Termination Date”) from September 8, 2023 (the “Existing Termination Date”) to March 8, 2024 (the “Amended Termination Date”), or such earlier date as determined by the SPAC’s board of directors (the “Board”), provided that the Sponsor, or one or more of its affiliates, members or third-party designees (in any case, the “Lender”) deposits into the trust account maintained for the benefit of the SPAC’s public stockholders (the “Trust Account”) $0.18 for each share of Class A Common Stock held by public stockholders that is not redeemed in connection with the Special Meeting in exchange for a non-interest bearing, unsecured promissory note issued by the SPAC to the Lender, and to allow the SPAC, without another stockholder vote, to elect to extend the Amended Termination Date on a monthly basis up to six times by an additional one month each time thereafter (each such monthly extension being hereinafter referred to as an “Additional Charter Extension Date”), by resolution of the Board, if requested by the Sponsor, and upon five days’ advance notice prior to the Amended Termination Date or applicable Additional Charter Extension Date, but in no event beyond September 8, 2024, or a total of up to twelve months after the Existing Termination Date, unless the closing of a business combination shall have occurred prior thereto; and

WHEREAS, the economic interest of approximately 355,240 shares of Class A Common Stock have been assigned to certain stockholders by the Sponsor in connection with such stockholders entering into certain non-redemption agreements, with such economic interest vesting upon a consummation of a business combination (the “Assigned Interests”); and

WHEREAS, Seller owns 100% of the outstanding membership interests (the "Membership Interests") of the Sponsor (with the exception of $4,000,000 in preferred shares which will become the responsibility of the Seller); and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, 55% of the Membership Interests of the Sponsor, subject to the terms and conditions set forth herein; and

WHEREAS, in connection with the foregoing, Shahraab Ahmad will resign as the Managing Member of the Sponsor, and it is contemplated that Anthony Porcheron will be appointed as the Managing Member of the Sponsor; and

WHEREAS, contemporaneously with the execution of this Agreement, the parties hereto and certain affiliates have entered into a termination agreement in the form attached hereto as Exhibit B (the “Termination Agreement”) terminating all prior agreements relating to the subject matter hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Purchase and Sale

Section 1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined herein), Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title, and interest in and to the Transferred Membership Interests, subject to any existing agreements entered by and among the Seller and other parties, which shall entitle Buyer to the allocation of 4,465,867 Class A Common Stock, one share of Class B Common Stock and 3,336,667 Private Placement Warrants, which represents approximately 55% of the Membership Interests of the Sponsor (the “Transferred Membership Interests”), and Seller shall resign as managing member of the Sponsor and Principal shall be appointed as the managing member of the Sponsor. Such Transferred Membership Interests shall be free and clear of any mortgage, pledge, lien, charge, security interest, claim, or other encumbrance ("Encumbrance") at the Closing, for the consideration specified in Section 1.02. The remaining 45% of the Membership Interests will be transferred into a separate limited liability company by the Seller (the “SPV Transfer”).

Section 1.02 Purchase Price. The aggregate purchase price for the Transferred Membership Interests shall be an amount in cash equal to the sum of $1.00 (the “Closing Cash Purchase Price”).

Section 1.03 Use of Name. Seller is not conveying ownership rights or granting Buyer, Sponsor or any affiliate of Buyer or Sponsor a license to use any of the trade names, trademarks, service marks, logos or domain names of the Seller or any of its affiliates (including the name “Atlantic Coastal” or any trade name, trademark, service mark, logo or domain name incorporating the name “Atlantic Coastal”), and after the earlier of (i) the closing of the Business Combination or (ii) the liquidation of the SPAC, none of SPAC, Sponsor nor Buyer shall use, or permit any affiliate thereof to use, in any manner the names or marks of Seller; provided that Seller acknowledges that neither Buyer nor the Sponsor shall be obligated to change or modify the name of SPAC prior to the closing of the Business Combination.

Section 1.04 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place automatically and contemporaneously with the payment of the September Extension Deposit (as defined below) by Seller or its designee (the “Closing Date”) remotely immediately after Seller confirms in writing to Buyer that payment of the September Extension Deposit has occurred. At the Closing, the following shall be deemed to occur automatically without any further action on the parties hereto: (a) the Transferred Membership Interests shall be transferred to Buyer, (b) the SPV Transfer shall occur, (c) Shahraab Ahmad shall resign as managing member of the Sponsor and (d) Principal shall be appointed as the managing member of the Sponsor. At the Closing, Buyer shall pay, or cause to be paid, to the account or accounts designated by the Seller the Closing Cash Purchase Price.

Section 1.05 Buyer Acknowledgement. Buyer acknowledges that the SPAC’s initial Business Combination must be consummated by March 8, 2024 or any extension period ending not later than September 8, 2024, effected in accordance with the provisions of the SPAC’s Charter.

Section 1.06 Buyer Guarantees and Pledge.

(a)            Buyer and Principal (collectively, the “Guarantors”), jointly and severally and unconditionally and irrevocably, hereby guarantees they payment of the Secured Obligations (as defined below) and agrees to (i) assume the payment of the expenses incurred by the Seller listed on Schedule I(a) annexed hereto, or reimburse Seller for expenses paid by Seller since August 8, 2023 (including those expenses listed on Schedule I(a) annexed hereto) in connection with the transactions contemplated by this Agreement (collectively, the “December Expenses”) and (ii) pay the expenses listed on Schedule I(b) annexed hereto (collectively, the “November Expenses” and together with the December Expenses, the “Expenses”). Buyer shall pay or reimburse Seller for the December Expenses not later than December 31, 2023 and shall pay or reimburse Seller for the November Expenses not later than November 1, 2023, and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by or on behalf of the Seller in enforcing any rights under this Section 1.06. Additionally, Buyer shall be responsible for the payment of all amounts required to be deposited in the Trust Account in connection with extensions of the Termination Date (the “Extension Deposits”), provided, that the Extension Deposit of $80,000 which was required in connection with extension of the Termination Date to the Existing Termination Date, for which payment must be made by the Seller (the “September Extension Deposit”), shall be reimbursed by the Guarantors after Closing as a December Expense.

(b)            Each Guarantor agrees that this Section 1.06 constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by Seller to any Collateral (as defined below). The obligations of each Guarantor under this Section 1.06 are independent of the Secured Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations. The liability of each Guarantor under this Section 1.06 shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(i)            any lack of validity or enforceability of this Agreement or any agreement or instrument relating thereto;

(ii)            any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to departure from this Agreement, including, without limitation, any increase in the Secured Obligations;

(iii)            any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Secured Obligations;

(iv)            the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any person, including, without limitation, the Seller;

(v)            any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Guarantor; or

(vi)            any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Seller that might otherwise constitute a defense available to, or a discharge of, any Guarantor.

This Section 1.06 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by Seller or any other person upon the insolvency, bankruptcy or reorganization of the Seller or otherwise, all as though such payment had not been made.

Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Secured Obligations and this Section 1.06 and any requirement that the Seller exhaust any right or take any action against any Guarantor or any other person or any Collateral, (iii) any right to compel or direct Seller to seek payment or recovery of any amounts owed under this Section 1.06 from any one particular fund or source or to exhaust any right or take any action against any other person or any Collateral, (iv) any requirement that Seller protect, secure, perfect or insure any security interest or lien on any property subject thereto or exhaust any right to take any action against any Guarantor, any other person or any Collateral, and (v) any other defense available to any Guarantor. Each Guarantor agrees that the Seller shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Secured Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the arrangements contemplated herein and that the waiver set forth in this Section 1.06 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Section 1.06, and acknowledges that this Section 1.06 is continuing in nature and applies to all Secured Obligations, whether existing now or in the future.

(c)            Additionally, the Buyer hereby pledges, assigns and grants to the Seller, and hereby creates a continuing first priority lien and security interest in favor of the Seller in and to all of its right, title and interest in and to the following, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”):

(i)            the shares of stock described in Schedule II hereto (collectively, the “Pledged Shares”) and issued by the issuers named therein, and the certificates, instruments and agreements representing the Pledged Shares and includes any securities or other interests, howsoever evidenced or denominated, received by the Guarantors in exchange for or as a dividend or distribution on or otherwise received in respect of the Pledged Shares; and

(ii)            all Proceeds and products of the foregoing. “Proceeds” means "proceeds" as such term is defined in Section 9-102 of the Uniform Commercial Code as in effect from time to time in the State of Delaware (the “UCC”) and, in any event, shall include, without limitation, all dividends or other income from the Pledged Shares, collections thereon or distributions with respect thereto.

The Collateral secures the due and prompt payment and performance of the obligations of the Guarantors from time to time arising under Section 1.06(a) and the Liquidated Damages, if any, arising under Section 1.06(f) (the “Secured Obligations”).

The Buyer shall deliver to the Seller all certificates and instruments currently representing the Pledged Shares on or prior to the date of this Agreement. All such certificates and instruments shall be (A) held by or on behalf of the Seller pursuant hereto, and (B) delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment executed in blank, all in form and substance reasonably satisfactory to the Seller. If any Collateral consist of uncertificated securities the Buyer shall cause each issuer of such securities to agree that upon the occurrence and during the continuance of an Event of Default it will comply with instructions originated by the Seller with respect to such securities without further consent by the Buyer. If any Collateral consist of security entitlements, the Buyer shall cause the applicable securities intermediary to agree that upon the occurrence and during the continuance of an Event of Default it will comply with entitlement orders by the Seller without further consent by the Buyer.

(d)            If any the Guarantors fail to perform, breach or otherwise default on its obligation to perform any of the Secured Obligations (an “Event of Default”), the Seller may, without any other notice to or demand upon the Guarantors, assert all rights and remedies of a secured party under the UCC or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to the Guarantors at its notice address as provided in Section 7.04 ten days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. So long as the sale of the Collateral is made in a commercially reasonable manner, the Seller may sell such Collateral on such terms and to such purchaser(s) as the Seller in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. To the extent permitted by applicable law, the Guarantors waives all claims, damages and demands it may acquire against the Sellers arising out of the exercise by it of any rights hereunder. The Guarantors hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Sellers or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Seller nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto.

(e)            If an Event of Default has occurred, all cash Proceeds received by the Seller in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by the Seller to the payment of expenses incurred by the Seller in connection with the foregoing or in any way relating to the Collateral or the rights of the Seller hereunder, including reasonable attorneys’ fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations in such order as the Seller shall elect. Any surplus of such cash or cash Proceeds held by the Seller and remaining after payment in full of all the Secured Obligations (including any Liquidated Damages) shall be paid over to the Guarantors or to whomsoever may be lawfully entitled to receive such surplus. The Guarantors shall remain liable for any deficiency if such cash and the cash Proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by the Seller to collect such deficiency.

(f)            If an Event of Default occurs, the amount of Expenses shall be doubled (the “Liquidated Damages”). The parties intend that the Liquidated Damages constitute compensation, and not a penalty. The parties acknowledge and agree that the Sellers's harm caused by an Event of Default would be impossible or very difficult to accurately estimate as of the date hereof, and that the Liquidated Damages are a reasonable estimate of the anticipated or actual harm that might arise from an Event of Default.

Section 1.07 Certain Post-Closing Covenants. Within ten business days of the Closing, Buyer and Seller will use best efforts to cause the following to occur:

(a)            the delivery by Seller of the resignations of all of the incumbent directors of the SPAC effective immediately upon delivery, other than Shahraab Ahmad, who shall continue to serve as a director, and Iqbaljit Kahlon, whose resignation shall be effective on the 10th day following the mailing to stockholders of a Schedule 14F pursuant to the rules of the SEC advising stockholders of a change in control of the Board of Directors of the SPAC (the “Schedule 14F Change in Control Date”);

(b)            the delivery by Seller of resignations of all of the officers of the SPAC as of the date hereof effective immediately upon delivery;

(c)            Chandra Panchal and Tseren Purev, two of the director nominees designated by the Buyer shall have been elected to the SPAC’s Board of Directors, effective as soon as practicable, and Principal, Khash Erdene Gantumur and Tsogtgerel Bayanjargal (collectively, the “Management Designees”), designated by Buyer as the Chief Executive Officer, Chief Financial Officer and Executive Vice President, respectively, of the SPAC, shall have been elected as officers of the SPAC effective as soon as practicable; Principal and Khash – Erdene Gantumur, two of the director nominees designated by the Buyer shall have been elected to the SPAC’s Board of Directors, effective as of the Schedule 14F Change in Control Date;

(d)            Resolutions duly adopted by the Board of Directors of the SPAC, ratifying and authorizing (i) the execution, delivery, and performance of this Agreement and the sale of the Transferred Membership Interests contemplated herein; and (ii) the resignation of as all incumbent officers and directors of the SPAC, except for Shahraab Ahmad who will remain in a director role;

(e)            Termination of the Administrative Services Agreement between the SPAC and the Sponsor dated March 3, 2021;

(f)            Termination or Amendment of the Letter Agreement between the SPAC and the Sponsor and each of the officers and directors of the SPAC, dated March 3, 2021;

(g)            Implementation of an amendment to the Operating Agreement of Sponsor (or a new Operating Agreement) in a form reasonably acceptable by the Parties and to be attached hereto as Exhibit A;

(h)            The corporate records of SPAC, including board resolutions and shareholder resolutions (and including the option grants to the directors and any active confidentiality agreements and letters of intent or other similar agreements with any potential targets (if any)) shall be transferred to Buyer; and

(i)            Seller shall afford Buyer and its representatives access to the SPAC’s and the Sponsor’s respective bank account(s) being transferred and assigned to Buyer and/or its designees.

Section 1.08 [Intentionally Omitted]

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this Article II are true and correct as of the date hereof. For purposes of this Article II, “Seller’s knowledge,” “knowledge of Seller,” and any similar phrases shall mean the actual or constructive knowledge of Seller.

Section 2.01 Organization and Authority; Enforceability. The Sponsor is an entity duly organized, validly existing, and in good standing with its state or jurisdiction of formation. Seller has full power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery, and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Seller. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and, assuming due authorization, execution, and delivery by Buyer, this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

Section 2.02 Accrued Expenses. Schedule I lists the accrued expenses (the “Covered Expenses”) which will be the responsibility of the Buyer after the Closing, the payment of which have been guaranteed by Buyer and Principal in Section 1.06 hereof.

Section 2.03 Covered Expenses. As of the Closing Date, there will be no less than $0 cash in the SPAC’s working capital account (inclusive of pre-paid assets) of the SPAC in excess of the amount of Covered Expenses.

Section 2.04 Legal Proceedings. As of the date hereof, there is no claim, action, suit, proceeding, or governmental investigation or exchange inquiry (collectively, "Action") against SPAC, Seller (in relation to the SPAC only), or Sponsor of any nature pending or, to Seller's knowledge, threatened against SPAC, Seller (in relation to the SPAC only), or Sponsor that challenges or seeks to prevent, enjoin, or otherwise delay or have an adverse effect on the transactions contemplated by this Agreement, or seeks any monetary compensation from SPAC or Sponsor. To Seller’s knowledge, no event has occurred or circumstances exist, except for the transfer of the Sponsor SPAC Securities to the Sponsor and sale of the Transferred Membership Interests contemplated herein, that may give rise to, or serve as a basis for, any such Action.

Section 2.05 No Conflicts. The execution, delivery, and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the any organizational documents of SPAC or Seller; (b) violate or conflict with any rule of the statute, law, Nasdaq, the SEC or any other ordinance, rule, or regulation applicable to the SPAC; (c) result in any violation, conflict with, or constitute a default under the operating agreement of Sponsor (the "Operating Agreement"), or Sponsor's organizational documents; or (e) result in the creation or imposition of any Encumbrance on the Transferred Membership Interests.

Section 2.06 Consents and Approvals. The Seller has obtained all consents, approvals, waivers, or authorizations required to be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery, and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby, including approval of SPAC’s board of directors.

Section 2.07 Ownership of Membership Interests.

(a) At the Closing, Seller shall be the sole legal, beneficial, record, and equitable owner of the Transferred Membership Interests, free and clear of all Encumbrances (other than any encumbrances that may exist as a result of applicable securities laws).

(b) Transferred Membership Interests of the Sponsor were not issued in violation of the organizational documents of SPAC or Sponsor or any other agreement, arrangement, or commitment to which Seller or Sponsor is a party and are not in violation of any preemptive or similar rights of any Person. “Person” means an individual, corporation, partnership, joint venture, limited liability company or, governmental authority, unincorporated organization, trust, association, or other entity.

(c) Other than the organizational documents of Sponsor and the SPAC, and as disclosed in the SPAC’s SEC filings, there are no voting trusts, proxies, or other agreements or understandings in effect with respect to the voting or transfer of any of the Membership Interests.

Section 2.08 SEC Filings. Except for the SPAC’s Form 10-Q for the period ended June 30, 2023 (the “Second Quarter 2023 Form 10-Q”), as of the date hereof, the SPAC has filed or furnished, as applicable, all registration statements, forms, reports and other documents required to be filed by the SPAC with the SEC since January 1, 2021. All such registration statements, forms, reports and other documents are referred to herein as the “SPAC’s SEC Filings.” Buyer shall be responsible for submitting or filing the Second Quarter 2023 Form 10-Q, and any filing required after the date hereof, including filings in connection with entry into this Agreement and the Schedule 14F reporting the Change in Control of the SPAC’s Board of Directors.

Section 2.09 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the sale of the Transferred Membership Interests contemplated herein.

Section 2.10 Taxes. Except as described in the following sentence, to the Seller's knowledge, (a) all tax returns (including information returns) required to be filed on or before the Closing Date by the Sponsor and SPAC have been timely filed, (b) all such tax returns are true, complete and correct in all respects, (c) all taxes due and owing by the Sponsor and SPAC (whether or not shown on any tax return) have been timely paid, (d) all deficiencies asserted, or assessments made, against the Sponsor and SPAC as a result of any examinations by any taxing authority have been fully paid, and (e) there are no pending or threatened actions by any taxing authority. Seller has notified Buyer of approximately $123,000 of accrued Delaware state taxes and Buyer assumes responsibility of these taxes and additional taxes related to interest income earned by the Trust in tax year 2023.

Section 2.11 Trust Waiver. Other than as disclosed in the SPAC’s SEC Filings or as set forth on Schedule 2.11, as of the date hereof, SPAC does not have any outstanding material contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses leases and other instruments or obligations of any kind (including any amendments and other modifications thereto) with any vendors, service providers, prospective target businesses or other entities with which SPAC does business (except its independent registered public accounting firm) which do not include a waiver by such counterparties of any right, title, interest or claim of any kind in or to any monies held in the Trust Account (as defined below).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this ARTICLE III are true and correct as of the date hereof. For purposes of this ARTICLE III, “Buyer's knowledge,” “knowledge of Buyer” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Buyer.

Section 3.01 Organization and Authority of Buyer; Enforceability. Buyer is duly organized, validly existing, and in good standing with the state of its formation. Buyer has full power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery, and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and, assuming due authorization, execution, and delivery by Seller, this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 3.02 No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Buyer. No consent, approval, waiver, or authorization is required to be obtained by Buyer from any Person or entity (including any governmental authority) in connection with the execution, delivery, and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.03 Investment Purpose. Buyer is acquiring the Transferred Membership Interests solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Transferred Membership Interests are not registered under the Securities Act of 1933, as amended, or registered under any state securities laws, and that the Transferred Membership Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 3.04 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 3.05 Legal Proceedings. There is no Action of any nature pending or, to Buyer's knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 3.06 Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Closing Cash Purchase Price and consummate the transactions contemplated by this Agreement.

Section 3.07. Security Interests. This Agreement creates a legal, valid and enforceable security interest in favor of the Seller in the Collateral secured hereby. Such security interests are perfected, first priority security interests in the Collateral.

ARTICLE IV

[Intentionally Omitted]

ARTICLE V
Tax Matters

Section 5.01 Allocation of Sponsor Income and Loss. Buyer and Seller shall request that the Sponsor allocate all items of Sponsor income, gain, loss, deduction, or credit attributable to the Transferred Membership Interests for the taxable year of the Closing based on a closing of the Sponsor's books as of the Closing Date.

Section 5.02 Tax Treatment of Distribution of Sponsor Assets. Buyer and Seller hereby agree to work jointly in good faith to achieve favorable tax treatment of asset distribution by Sponsor to Seller.

ARTICLE VI
Indemnification

Section 6.01 Survival of Representations and Covenants. All representations, warranties, covenants, and agreements contained herein and all related rights to indemnification shall survive the Closing.

Section 6.02 Indemnification By Seller. Subject to the other terms and conditions of this ARTICLE VI, Seller shall defend, indemnify, and hold harmless Buyer, its Affiliates and their respective shareholders, members, directors, managers, officers, and employees from and against:

(a)            all claims, judgments, damages, liabilities, settlements, losses, costs, and expenses, including reasonable attorneys' fees and disbursements (collectively, a “Loss”), arising from or relating to any breach of any of the representations or warranties of Seller contained in this Agreement or any document delivered in connection herewith; or

(b)            any Loss arising from or relating to any gross negligence, willful misconduct or fraud of Seller or any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Seller pursuant to this Agreement.

For purposes of this Agreement, “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

Section 6.03 Indemnification By Buyer. Subject to the other terms and conditions of this ARTICLE VI, Buyer shall defend, indemnify, and hold harmless Seller, its Affiliates, and their respective shareholders, members, directors, managers, officers, and employees from and against all Losses arising from or relating to:

(a) all Loss arising from or relating to any breach of any of the representations or warranties of Buyer contained in this Agreement or any document delivered in connection herewith; or

(b) any Loss arising from or relating to any gross negligence, willful misconduct or fraud of Buyer or any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement.

Section 6.04 Cumulative Remedies. The rights and remedies provided in this ARTICLE VI are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

ARTICLE VII
Miscellaneous

Section 7.01 Reserved.

Section 7.02 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, unless as otherwise specified herein.

Section 7.03 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 7.04 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.04):

If to Buyer:	Porche Capital LLC
with a copy (which shall not constitute notice) to:	Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 E-mail: bigrossman@egsllp.com Attention: Barry I. Grossman
If to Seller:	Shahraab Ahmad Atlantic Coastal Acquisition Corp Email: shahraab@deccacap.com
with a copy (which shall not constitute notice) to:	Pillsbury Winthrop Shaw Pittman Email: stephen.ashley@pillsburylaw.com

Section 7.05 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.06 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify the Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 7.08 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.09 No Third-Party Beneficiaries. Except as provided in ARTICLE VI, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.10 Amendment and Modification. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto.

Section 7.11 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 7.12 Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to conflict of laws principles.

Section 7.13 Submission to Jurisdiction. Any action, suit, or proceeding arising out of or relating to this Agreement may be brought in the state or federal courts of the State of Delaware, and each party irrevocably submits to the exclusive jurisdiction of each such court in any such action, suit, or proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of such action, suit, or proceeding shall be heard and determined only in such court, and agrees not to bring any action, suit, or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary, and bargained agreement between the Parties irrevocably to waive any objections to venue or convenience of forum. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTERCLAIM OR ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 7.14 Anti-Sandbagging. Notwithstanding anything to the contrary contained in this Agreement (including without limitation the Seller’s, Sponsor’s or SPAC’s failure to disclose any matter required to be disclosed herein), Buyer agrees that no representation or warranty of the Seller, Sponsor or SPAC in this Agreement or in any other document in connection with the sale of the Transferred Membership Interests shall be deemed to be untrue or incorrect, and Seller, Sponsor and SPAC shall not be deemed to be in breach thereof, if Buyer or its agents or affiliates had knowledge as of the date hereof or the Closing Date, as applicable, of any such undisclosed matter or that any such representation or warranty was untrue or incorrect.

Section 7.15 Sophistication. The Buyer acknowledges that he is an informed and sophisticated buyer and investor and, together with his advisors, understands the rules and regulations (including those pending implementation) surrounding special purpose acquisition companies generally to enable the Buyer to make an informed decision with respect to this Agreement and the sale of the Transferred Membership Interests contemplated hereby.

Section 7.16 Support Agreement. After the Closing, each of SPAC, Sponsor and Buyer shall not drawdown any amounts from that certain Support Agreement dated April 12, 2023 between the SPAC and Tappan St Litigation Funding LLC, which includes funding for certain tax liabilities and working capital needs of the SPAC.

Section 7.17 Transition Expenses. [Intentionally Omitted].

Section 7.18 Waiver against Trust. Seller hereby agrees, on behalf of itself and its affiliates, that, notwithstanding anything to the contrary in this Agreement, neither Seller nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the trust account of SPAC containing the proceeds of its initial public offering and the concurrent private placement for the benefit of the public stockholders of SPAC (the “Trust Account”) or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Buyer, Sponsor, SPAC or their respective affiliates, on the one hand, and Seller or its affiliates, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Seller on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that Seller or any of its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Buyer, Sponsor, SPAC or their respective affiliates). Seller agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Buyer and its affiliates to induce Buyer to enter into this Agreement, and Seller further intends and understands such waiver to be valid, binding and enforceable against Seller and each of its affiliates under applicable law. Notwithstanding the foregoing, (i) nothing herein shall serve to limit or prohibit the right of Seller or any of its equity holders to pursue a claim against SPAC for legal relief against assets of SPAC or its successor held outside the Trust Account, for specific performance or other equitable relief pursuant to the terms hereof, (ii) nothing herein shall serve to limit or prohibit any claims that Seller or any of its equity holders may have in the future against SPAC’s assets or funds that are not held in the Trust Account of SPAC or its successor (including any funds that have been released to SPAC or its successor from the Trust Account and any assets that have been purchased or acquired with such funds) and (iii) nothing herein shall be deemed to limit the right, title, interest or claim of Seller, its equity holders or any of its affiliates to any monies held in the Trust Account by virtue of its record or beneficial ownership of SPAC’s Class A common stock, pursuant to a validly exercised redemption right with respect to any such Class A common stock.

Section 7.19 Entire Agreement. This Agreement, together with the Termination Agreement and all related exhibits and schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

SELLER

Shahraab Ahmad, as Managing Member of the Sponsor

By:	/s/ Shahraab Ahmad
Name: Shahraab Ahmad

BUYER

Porche Capital Ltd.

By:	s/ Anthony (Tony) Porcheron
Name: Anthony (Tony) Porcheron
Title: CEO

PRINCIPAL

/s/ Anthony (Tony) Porcheron
Anthony (Tony) Porcheron

SPONSOR

Atlantic Coastal Acquisition Management LLC

By:	/s/ Shahraab Ahmad
Name: Shahraab Ahmad
Title: Managing Member

SPAC

Atlantic Coastal Acquisition Corp

By:	/s/ Shahraab Ahmad
Name: Shahraab Ahmad
Title: CEO

ADDENDUM TO

Membership Interest Purchase Agreement (this “Agreement”), dated as of September 29, 2023 between Porche Capital Ltd, a Republic of Ireland Company (the “Buyer”), Anthony Porcheron (“Principal”), Atlantic Coastal Acquisition Corp., a Delaware corporation and a special purpose acquisition company (the “SPAC”), Atlantic Coastal Acquisition Management LLC, a Delaware limited liability company (the “Sponsor”), and Shahraab Ahmad, solely in his role as managing member of the Sponsor (the “Seller”)

Preliminary Statement

The parties desire to correct certain typographical errors in the above referenced Membership Purchase Agreement in the manner set forth below:

Section 1.01 Purchase and Sale. The number of shares of Class A common stock and Private Placement Warrants allocated to Buyer as part of the Transferred Membership Interests is 4,465,867 shares of Class A Common Stock and 3,336,667 Private Placement Warrants, respectively.

Section 1.07 Certain Post-Closing Covenants. Within ten business days of the Closing, Buyer and Seller will use best efforts to cause the following to occur:

(c) Bartholomew Pan-Kita shall replace Khash--Erdene Gantumur as one of the director designees of Buyer to become a director of the SPAC on the Schedule 14F Change in Control .

(g)  The Buyer will prepare an amendment to the Operating Agreement of Sponsor (or a new Operating Agreement) in a form reasonably acceptable by the Parties.

[signature page is on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to the Sponsor Membership Interest Purchase Agreement to be executed as of October 2, 2023.

SELLER

Shahraab Ahmad, as Managing Member of the Sponsor

By:	/s/ Shahraab Ahmad
Name: Shahraab Ahmad

BUYER

Porche Capital Ltd.

By:	s/ Anthony (Tony) Porcheron
Name: Anthony (Tony) Porcheron
Title: CEO

PRINCIPAL

/s/ Anthony (Tony) Porcheron
Anthony (Tony) Porcheron

SPONSOR

Atlantic Coastal Acquisition Management LLC

By:	/s/ Shahraab Ahmad
Name: Shahraab Ahmad
Title: Managing Member

SPAC

Atlantic Coastal Acquisition Corp

By:	/s/ Shahraab Ahmad
Name: Shahraab Ahmad
Title: CEO